UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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SEARS HOMETOWN AND OUTLET STORES, INC.
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(Name of Registrant as Specified In Its Charter)
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SEARS HOMETOWN AND OUTLET STORES, INC.
5500 Trillium Boulevard, Suite 501
Hoffman Estates, Illinois 60192

Supplement to April 19, 2018 Definitive Proxy Statement for Annual Meeting of Stockholders
To Be Held Wednesday, May 23, 2018

This Supplement (this “Proxy Supplement”) updates and supplements our definitive Proxy Statement (our “Proxy Statement”) filed with the Securities and Exchange Commission on April 19, 2018 (File No. 001-35641) regarding the 2018 Annual Meeting of Stockholders of Sears Hometown and Outlet Stores, Inc. to be held on May 23, 2018 at 9:00 a.m. (Central Time) at Sears Holdings Corporation, CTC Room 702A&B, 3333 Beverly Road, Hoffman Estates, Illinois 60179 (the “Annual Meeting”).
Except as updated or supplemented by this Proxy Supplement, all information included in our Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting.
At the Company's 2018 Annual Meeting of Stockholders to be held on May 23, 2018 representatives of the Company will respond to questions and comments regarding the presentation that is attached to this Proxy Supplement as Exhibit 99.1.
If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. This Proxy Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in our Proxy Statement.

By Order of the Board of Directors.
Charles J. Hansen
Vice President, General Counsel, and Secretary
May 18, 2018